Exhibit 32.1
Certification Pursuant to Section 1350 of Chapter 63
Of Title 18 of the United States Code
In connection with the periodic report of MIVA, Inc. (the “Company”) on Form 10-K for the period ended December 31, 2006 as filed with the Securities and Exchange Commission (the “Report”), I, Peter A. Corrao, Chief Executive Officer of the Company, hereby certify as of the date hereof, solely for purposes of Title 18, Chapter 63, Section 1350 of the United States Code, that:
(1) the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and
(2) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.
This Certification has not been, and shall not be deemed, “filed” with the Securities and Exchange Commission.

/s/ Peter A. Corrao

Chief Executive Officer, MIVA, Inc.

Date: March 16, 2007